Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-40397 and No.33-44776 on Form S-8 of our report dated June 26, 2014, appearing in this Annual Report on Form 11-K of Flow International Corporation Voluntary Pension and Salary Deferral Plan for the year ended December 31, 2013.

/S/ CliftonLarsonAllen LLP

Bellevue, Washington

June 26, 2014